ADAMIS PHARMACEUTICALS CORPORATION 8-K

EXHIBIT 99.1

Adamis Pharmaceuticals Announces Receipt of Loan Proceeds Under Paycheck Protection Program

SAN DIEGO, April 15, 2020 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced that it has received loan proceeds of $3,191,700 (“PPP Loan”) under the Paycheck Protection Program (“PPP”).  The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business, calculated as provided under the PPP. The PPP provides a mechanism for forgiveness of up to the full amount borrowed after eight weeks as long as the borrower uses the loan proceeds during the eight-week period after the loan origination for eligible purposes, including payroll costs, certain benefits costs, rent and utilities costs or other permitted purposes, and maintains its payroll levels, subject to certain other requirements and limitations. The amount of loan forgiveness is subject to reduction, among other reasons, if the borrower terminates employees or reduces salaries during the eight-week period.

The PPL Loan is evidenced by a promissory note (the “Note”) given by the Company as borrower to Arvest Bank, as the lender.  The interest rate on the Note is 1.0% per annum. Payments of principal and interest are deferred for seven months from the date of the Note (the “Deferral Period”). Any unforgiven portion of the PPP Loan is payable over the two year term, with payments deferred during the Deferral Period.  The Company is permitted to prepay the Note at any time without payment of any premium.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease, allergy and opioid overdose.  The company’s SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products were approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  In July 2019, Sandoz, a division of Novartis Group, announced it had fully launched both in the U.S.  Please refer to www.SYMJEPI.com for additional product information.  Adamis is developing additional products, including a naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose, and a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for use by hospitals, clinics and surgery centers throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Actual results may differ from those contemplated by forward-looking statements in this press release, such as statements regarding the Company’s use of proceeds from the PPP Loan, the amount of the PPP Loan to the Company that will be eligible to be forgiven, any actual forgiveness of some or all of the amount of the PPP Loan evidenced by the Note, and other risks inherent in the Company’s business including those described in the Company’s periodic filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release.

Contacts:

Mark Flather
Senior Director, Investor Relations
& Corporate Communications
Adamis Pharmaceuticals Corporation
(858) 412-7951
mflather@adamispharma.com